SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): APRIL 12, 2007

                               PACTIV CORPORATION
             (Exact name of registrant as specified in its charter)

                                    DELAWARE
         (State or other jurisdiction of incorporation or organization)

                     1-15157                     36-2552989
            (Commission File Number) (IRS Employer Identification No)


               1900 WEST FIELD COURT, LAKE FOREST, ILLINOIS 60045
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (847) 482-2000


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Item 1.01         Entry into a Material Definitive Agreement

The Company has entered into an Agreement and Plan of Merger dated as of April 10, 2007 (the "Merger Agreement") with Prairie Packaging, Inc. ("Prairie") pursuant to which the Company will acquire, by merger, Prairie for $1 billion. The acquisition is subject to normal regulatory approvals and customary closing conditions, and is expected to close in the second quarter of 2007. The Company intends to finance the acquisition through issuance of debt. A copy of the Merger Agreement is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K.

Item 8.01         Other Events

On April 12, 2007, the Company issued a press release announcing its entry into an Agreement and Plan of Merger dated as of April 10, 2007, with Prairie Packaging, Inc. pursuant to which the Company will acquire, by merger, Prairie Packaging, Inc. for $1 billion. A copy of the press release is attached hereto as Exhibit 99.2 to this Current Report on Form 8-K.

Item 9.01         Financial Statements and Exhibits

(d)      Exhibits

              EXHIBIT NO.                   DESCRIPTION

                 99.1 Agreement and Plan of Merger dated as of April 10, 2007, among Pactiv Corporation, Meadow Acquisition Corp., Prairie Packaging, Inc., Earl W. Shapiro, and Benjamin M. Shapiro


                 99.2    Press release dated April 12, 2007


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  April 12, 2007
                                     PACTIV CORPORATION


                                     By: /S/ JOSEPH E. DOYLE
                                         -------------------
                                           Joseph E. Doyle
                                           Vice President and General Counsel